SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15 (d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date  of  Report (Date of Earliest event reported)   December  3,
1997


    ALEXANDER MARK INVESTMENTS (USA), INC.
     (Exact Name of Registrant as Specified in its Charter)



       Colorado             0-12122                    84-0601802
(State of             (Commission            (IRS Employer
   Incorporation)        File Number)        Identification No.)

         17770 Preston Road,    Dallas, Texas   75252
          (Address of Principal Executive Offices)
Registrant's  telephone number, including area code:  (972)  733-
3005

ITEM 2.   Acquisition or Disposition of Assets

On December 3, 1997, Meteor Technology, plc ("Meteor") owned 57% by Alexander Mark Investments, Inc. ("AMI") conditionally sold Meteor's wholly owned subsidiary, Digiphone International, Ltd. ("Digiphone") to Camelot Corporation ("Camelot"). Camelot owns 80% of AMI. Digiphone owns the marketing and distribution rights to Third Planet Publishing, Inc. ("Third Planet") products which will result in 100% of the rights to the products to Camelot. Third Planet products include VideoTalk T the hardware and software videoconferencing system for use over the Internet. In return for the transfer of the shares to Camelot, 500,000 pound 1997-2007 5% loan stock (approximately $828,250) evidencing indebtedness by Meteor to Camelot will be canceled. Both Meteor and Camelot will be seeking shareholders' approval of the transaction.

ITEM 7.   Exhibits

     (10)      Material Contracts
          a) DigiPhone International Stock Purchase Agreement.

           (28)     a)    Meteor Technology plc audited financial
           statements dated May 31, 1997.
         b) DigiPhone International Ltd. audited financial statements dated May 31, 1997.
         c) Pro Forma Income Statement for the Period Ended April 30, 1997 prepared in accordance with Regulation S-X.
d)   Pro Forma Balance Sheet for the Period Ended October 31,
1997 prepared in accordance with Regulation S-X.


                           SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                     ALEXANDER MARK INVESTMENTS (USA), INC.

                               By:      /s/    Daniel   Wettreich
Daniel Wettreich
                                  President

Dated: December 11, 1997